Exhibit 32.01

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Rovi Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Alfred J. Amoroso certifies in his capacity as Chief Executive Officer of the Company, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that to the best of his knowledge:

(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has hereunto signed this Certification as of May 10, 2011.

/s/ Alfred J. Amoroso
Alfred J. Amoroso
Chief Executive Officer